Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-179545, 333-184621, 333-200777, 333-214952, 333-226359, 333-232831, 333-240170, 333-258229, 333-266350, 333-273456, 333-280984 and 333-289037) of Alkermes plc of our report dated February 25, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2026